AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 21, 2022

Kristi Maher
First Trust Portfolios, L.P.
120 E. Liberty Drive, Suite 400
Wheaton, IL 60187
Email: foflegal@ftportfolios.com

W. Scott Jardine, Esq.
Attn: Legal Dept.
First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, IL 60187
Email: foflegal@ftportfolios.com

RE:    Removal of Savos Investments Trust and its series from Fund of Funds Investment Agreement

Dear Sirs and Madams:

This letter shall serve as an amendment (“Amendment”) to the agreement dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust (each an “Acquiring Trust” and collectively, the “Acquiring Trusts”), on behalf of itself and each of its separate series, severally and not jointly (each, an “Acquiring Fund”), and First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded
Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded Fund VIII, First Trust Exchange-Traded AlphaDEX® Fund, and First Trust Exchange-Traded AlphaDEX® Fund II, (each an "Acquired Trust") on behalf of each applicable series listed on Appendix A, as may be amended from time to time, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, the Acquiring Trusts and the Acquired Trusts (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Acquired Trusts pursuant to Section 5 of the Agreement;

1

WHEREAS, the Parties desire to amend the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 5 of the Agreement;

WHEREAS, Section 6b of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Acquired Trusts pursuant to Section 5(b) of the Agreement, effective as of October 21, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the Acquired Trusts shall remain in full force and effect.

2.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

3.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date written above.

GPS Funds I
GuideMark® Large Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II
GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Managed Futures Strategy Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

Savos Investments Trust
Savos Dynamic Hedging Fund
By: GPS Funds I, GPS Funds II and Savos Investments Trust, on behalf of each of its series of acquiring funds, severally and not jointly

Name: Patrick Young
Title: Treasurer

Signature:	/s/ Patrick Young

First Trust Exchange-Traded Fund
First Trust Exchange-Traded Fund II
First Trust Exchange-Traded Fund III
First Trust Exchange-Traded Fund IV
First Trust Exchange-Traded Fund V
First Trust Exchange-Traded Fund VI
First Trust Exchange-Traded Fund VII
First Trust Exchange-Traded Fund VIII
First Trust Exchange-Traded AlphaDEX® Fund
First Trust Exchange-Traded AlphaDEX® Fund II

Name:

Title

4